Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2009

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2009

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin	5
Selected Income Statement Information	6
Loans and Loans Held for Sale	7
Allowances for Credit Losses and Net Unfunded Commitments	8
Nonperforming Assets	9-10
Business Segment Results:
Business Segment Descriptions	11
Summary of Earnings and Revenue	12
Period-end Employees	12
Retail Banking	13-14
Corporate & Institutional Banking	15
Asset Management Group	16
Residential Mortgage Banking	17
Global Investment Servicing	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 23, 2009. We have reclassified certain prior period amounts to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

National City Corporation Acquisition

On December 31, 2008, we acquired National City Corporation (“National City”). The accompanying period-end balance sheet includes National City’s assets and liabilities as of December 31, 2008. Our average balance sheet and income statement includes National City’s balances beginning with the three months ended March 31, 2009. Other financial information reported follows this same convention except that period-end disclosures in the business segment portions of this financial supplement do not include National City at December 31, 2008 unless otherwise noted.

During the first quarter of 2009, more information, such as appraisals, contracts, reviews of legal documentation, and selected key borrower data, was obtained which impacted the fair value of assets acquired and liabilities assumed as of December 31, 2008. This information resulted in adjustments to the purchase price allocation as presented in the table below.

National City Acquisition - Summary Purchase Price Allocation

In billions
Excess of fair value of adjusted net assets acquired over purchase price—December 31, 2008	$(1.3)
Additional fair value marks on acquired loans—December 31, 2008	1.2	(a	)
Additional mortgage recourse, insurance and legal reserves	0.3
Other adjustments, net	(0.2)

Excess of fair value of adjusted net assets acquired over purchase price—March 31, 2009	$0.0

(a)	Subsequent to December 31, 2008 additional information was obtained on the credit quality of loans as of the acquisition date. This new information resulted in additional fair value writedowns on impaired loans.

Further modifications to purchase price allocation may be made over the remainder of 2009, although we currently expect that any such changes will not be significant.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Interest Income
Loans	$2,465	$993	$1,024	$1,050	$1,071
Investment securities	689	476	447	419	404
Other	106	74	103	108	144

Total interest income	3,260	1,543	1,574	1,577	1,619

Interest Expense
Deposits	546	333	340	362	450
Borrowed funds	409	218	234	238	315

Total interest expense	955	551	574	600	765

Net interest income	2,305	992	1,000	977	854

Noninterest Income
Fund servicing	199	209	233	234	228
Asset management	189	97	180	197	212
Consumer services	316	151	153	149	170
Corporate services	245	157	198	185	164
Residential mortgage	431
Service charges on deposits	224	101	97	92	82
Net securities gains (losses)	(93)	(172)	(74)	(1)	41
Other	55	141	(133)	206	70

Total noninterest income	1,566	684	654	1,062	967

Total revenue	3,871	1,676	1,654	2,039	1,821
Provision for credit losses	880	990	190	186	151
Noninterest Expense
Personnel	1,088	494	569	547	544
Occupancy	188	94	89	90	95
Equipment	198	92	91	94	82
Marketing	57	31	38	34	22
Other	797	418	344	338	292

Total noninterest expense	2,328	1,129	1,131	1,103	1,035

Income (loss) before income taxes and noncontrolling interests	663	(443)	333	750	635
Income taxes (benefit)	133	(197)	74	233	251

Net income (loss)	530	(246)	259	517	384
Less: Net income attributable to noncontrolling interests	4	2	11	12	7
Preferred stock dividends (b)	66	21

Net income (loss) attributable to common shareholders	$460	$(269)	$248	$505	$377

Earnings (Loss) Per Common Share
Basic	$1.04	$(.77)	$.72	$1.47	$1.11
Diluted	$1.03	$(.77)	$.71	$1.45	$1.09

Average Common Shares Outstanding
Basic	443	348	345	344	339
Diluted	444	350	348	347	342

Efficiency	60%	67%	68%	54%	57%

Noninterest income to total revenue	40%	41%	40%	52%	53%

Effective tax rate (c)	20.1%	44.5%	22.2%	31.1%	39.5%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	First quarter 2009 includes cash dividends paid of $47.4 million on Series N preferred stock and amortization of $13.5 million related to the discount on the Series N preferred stock which was issued to the US Treasury on December 31, 2008 under the TARP Capital Purchase Program, and cash dividends paid of $3.7 million on Series L preferred stock. Full year 2009 cash dividends to be paid on the Series N preferred stock are expected to total $332 million. Fourth quarter 2008 includes cash dividends paid on Series K preferred stock.
(c)	A favorable agreement to settle with taxing authorities contributed to the lower effective tax rate for the first quarter of 2009. The higher effective tax rate for the fourth quarter of 2008 resulted from the net loss in that period. The higher effective tax rate for the first quarter of 2008 was due to taxes associated with the gain on the sale of Hilliard Lyons. The lower effective tax rate for the third quarter of 2008 was primarily due to lower pretax income in relation to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2009 (a)	December 31 2008 (a)	September 30 2008	June 30 2008	March 31 2008
Assets
Cash and due from banks	$3,576	$4,471	$3,060	$3,525	$3,934
Federal funds sold and resale agreements (b)	1,554	1,856	1,826	3,015	2,157
Trading securities	1,087	1,725	2,273	2,163	3,093
Interest-earning deposits with banks	14,783	14,859	329	311	415
Other short-term investments	807	1,025	264	231	479
Loans held for sale (b)	4,045	4,366	1,922	2,288	2,516
Investment securities	46,253	43,473	31,031	31,032	28,581
Loans (b)	171,373	175,489	75,184	73,040	70,802
Allowance for loan and lease losses	(4,299)	(3,917)	(1,053)	(988)	(865)

Net loans	167,074	171,572	74,131	72,052	69,937
Goodwill	8,855	8,868	8,829	8,824	8,244
Other intangible assets	3,323	2,820	1,092	1,104	1,105
Equity investments	8,215	8,554	6,735	6,376	6,187
Other (b)	26,850	27,492	14,118	11,850	13,343

Total assets	$286,422	$291,081	$145,610	$142,771	$139,991

Liabilities
Deposits
Noninterest-bearing	$40,610	$37,148	$19,255	$19,869	$19,176
Interest-bearing	154,025	155,717	65,729	64,820	61,234

Total deposits	194,635	192,865	84,984	84,689	80,410
Borrowed funds
Federal funds purchased and repurchase agreements	4,789	5,153	7,448	9,230	7,664
Federal Home Loan Bank borrowings	16,985	18,126	10,466	9,572	9,663
Bank notes and senior debt (b)	13,828	13,664	5,792	5,804	6,842
Subordinated debt	10,694	11,208	5,192	5,169	5,402
Other	2,163	4,089	3,241	2,697	3,208

Total borrowed funds	48,459	52,240	32,139	32,472	32,779
Allowance for unfunded loan commitments and letters of credit	328	344	127	124	152
Accrued expenses	3,340	3,949	2,650	3,388	3,878
Other	11,004	14,035	9,422	4,981	6,341

Total liabilities	257,766	263,433	129,322	125,654	123,560

Equity
Preferred stock (c)
Common stock—$5 par value
Authorized 800 shares, issued 452, 452, 357, 357 and 353 shares	2,261	2,261	1,787	1,787	1,764
Capital surplus—preferred stock	7,933	7,918	493	492
Capital surplus—common stock and other	8,284	8,328	2,884	2,895	2,603
Retained earnings	11,738	11,461	11,959	11,940	11,664
Accumulated other comprehensive loss	(3,289)	(3,949)	(2,230)	(1,227)	(779)
Common stock held in treasury at cost: 7, 9, 9, 11 and 12 shares	(450)	(597)	(675)	(779)	(829)

Total shareholders’ equity	26,477	25,422	14,218	15,108	14,423
Noncontrolling interests	2,179	2,226	2,070	2,009	2,008

Total equity	28,656	27,648	16,288	17,117	16,431

Total liabilities and equity	$286,422	$291,081	$145,610	$142,771	$139,991

Capital Ratios (d)
Tier 1 risk-based	10.2%	9.7%	8.2%	8.2%	7.7%
Total risk-based	13.8	13.2	11.9	11.9	11.4
Leverage	8.9	17.5	7.2	7.3	6.8
Tangible common equity	3.3	2.9	3.6	4.3	4.7

(a)	Includes the impact of National City, which we acquired on December 31, 2008. In accordance with GAAP, the National City balances were reflected at fair value as of the acquisition date.
(b)	Amounts include items for which the Corporation has elected the fair value option under SFAS 159. Our first quarter 2009 Form 10-Q will include additional information regarding Consolidated Balance Sheet line items impacted by SFAS 159.
(c)	Par value less than $.5 million at each date.
(d)	The capital ratios as of March 31, 2009 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended
In millions	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$23,065	$11,994	$10,744	$8,631	$8,611
Nonagency	13,140	11,963	12,180	12,182	11,895
Commercial mortgage-backed	4,252	5,428	5,863	5,838	5,538
Asset-backed	2,031	2,768	3,522	3,363	2,849
US Treasury and government agencies	1,222	32	32	47	90
State and municipal	1,334	1,070	798	773	411
Other debt	684	320	266	211	84
Corporate stocks and other	457	358	411	385	494

Total securities available for sale	46,185	33,933	33,816	31,430	29,972
Securities held to maturity (b)	3,402	1,596

Total investment securities	49,587	35,529	33,816	31,430	29,972
Loans
Commercial	67,232	33,062	31,356	31,091	29,538
Commercial real estate	25,622	9,582	9,560	9,340	8,986
Equipment lease financing	6,406	2,563	2,573	2,646	2,484
Consumer	52,618	21,645	20,984	20,558	18,897
Residential mortgage	21,921	8,597	8,875	9,193	9,411

Total loans	173,799	75,449	73,348	72,828	69,316
Loans held for sale	4,521	1,915	2,146	2,350	3,607
Federal funds sold and resale agreements	1,610	1,591	2,736	2,528	3,040
Other	14,728	3,135	3,700	4,068	5,384

Total interest-earning assets	244,245	117,619	115,746	113,204	111,319
Noninterest-earning assets:
Allowance for loan and lease losses	(4,095)	(1,084)	(1,012)	(900)	(852)
Cash and due from banks	3,832	2,293	2,779	2,725	3,027
Other	36,870	24,281	25,486	26,363	27,061

Total assets	$280,852	$143,109	$142,999	$141,392	$140,555

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (c)	$1,117	$905	$2,298	$2,471	$3,872
Resale agreements (d)	1,315	1,228	1,937	1,731	2,129
Financial derivatives (e)	5,404	2,937	1,775	2,028	2,808
Loans at fair value (e)	31	54	74	92	114

Total trading assets	$7,867	$5,124	$6,084	$6,322	$8,923

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Primarily consists of commercial mortgage-backed and asset-backed securities.
(c)	Included in “Interest-earning assets-Other” and “Noninterest-earning assets-Other” above.
(d)	Included in “Federal funds sold and resale agreements” above.
(e)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended
In millions	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$52,828	$29,450	$28,075	$27,543	$25,405
Demand	22,156	10,252	9,958	9,997	9,580
Savings	6,266	2,668	2,751	2,813	2,625
Retail certificates of deposit	57,970	16,767	16,456	16,791	16,556
Other time	10,670	4,798	4,393	4,686	3,813
Time deposits in foreign offices	3,832	4,748	5,141	4,112	6,026

Total interest-bearing deposits	153,722	68,683	66,774	65,942	64,005
Borrowed funds
Federal funds purchased and repurchase agreements	5,016	5,979	7,870	6,887	8,178
Federal Home Loan Bank borrowings	17,097	9,710	9,660	9,602	8,233
Bank notes and senior debt	13,384	5,120	5,772	6,621	6,754
Subordinated debt	10,439	5,090	5,088	5,132	4,649
Other	1,944	4,087	3,758	2,854	4,247

Total borrowed funds	47,880	29,986	32,148	31,096	32,061

Total interest-bearing liabilities	201,602	98,669	98,922	97,038	96,066
Noninterest-bearing liabilities and equity:
Demand and other noninterest-bearing deposits	38,489	18,809	18,193	18,045	17,564
Allowance for unfunded loan commitments and letters of credit	344	127	124	152	135
Accrued expenses and other liabilities	11,872	10,634	9,396	9,410	10,690
Equity	28,545	14,870	16,364	16,747	16,100

Total liabilities and equity	$280,852	$143,109	$142,999	$141,392	$140,555

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$153,722	$68,683	$66,774	$65,942	$64,005
Demand and other noninterest-bearing deposits	38,489	18,809	18,193	18,045	17,564

Total deposits	$192,211	$87,492	$84,967	$83,987	$81,569

Transaction deposits	$113,473	$58,511	$56,226	$55,585	$52,549

Common shareholders’ equity	$18,405	$12,205	$13,838	$14,513	$14,276

Trading Liabilities
Securities sold short (b)	$396	$530	$1,370	$1,157	$2,127
Repurchase agreements and other borrowings (c)	888	318	609	691	661
Financial derivatives (d)	4,759	2,954	1,806	2,051	2,856
Borrowings at fair value (d)	4	11	20	25	30

Total trading liabilities	$6,047	$3,813	$3,805	$3,924	$5,674

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Federal funds purchased and repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited)

	Three months ended
	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Net Interest Margin (a)
Average yields/rates
Yield on interest-earning assets
Loans	5.72%	5.22%	5.53%	5.76%	6.18%
Investment securities	5.59	5.39	5.32	5.35	5.41
Other	2.10	4.43	4.85	5.04	4.88
Total yield on interest-earning assets	5.38	5.22	5.42	5.59	5.83
Rate on interest-bearing liabilities
Deposits	1.44	1.92	2.02	2.20	2.82
Borrowed funds	3.42	2.86	2.85	3.04	3.89
Total rate on interest-bearing liabilities	1.91	2.21	2.29	2.47	3.17

Interest rate spread	3.47	3.01	3.13	3.12	2.66
Impact of noninterest-bearing sources	.34	.36	.33	.35	.43

Net interest margin	3.81%	3.37%	3.46%	3.47%	3.09%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008, and March 31, 2008 were $15 million, $8 million, $9 million, $10 million, and $9 million, respectively.
(b)	Includes the impact of National City, which we acquired on December 31, 2008, including fair value yield and rate paid adjustments associated with purchase accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.

Selected Consolidated Income Statement Information, Net Securities Gains (Losses) and Trading Revenue (Unaudited)

SELECTED CONSOLIDATED INCOME STATEMENT INFORMATION

	Three months ended
In millions	March 31 2009 (d)	December 31 2008	March 31 2008
NONINTEREST INCOME
Residential mortgage servicing hedging gains	$202
BlackRock LTIP shares adjustment (a)	103	$177	$40
Gains (losses) on commercial mortgage loans held for sale, net of hedges	(1)	16	(166)
Gain on sale of Hilliard Lyons (b)			114
Visa redemption gain			95
Gains (losses) on private equity and alternative investments	(122)	(92)	27

PROVISION FOR CREDIT LOSSES
Integration costs–National City (c)		504

NONINTEREST EXPENSE
Integration costs–National City	51	71
Integration costs–other	1	10	14
Visa indemnification liability		(3)	(43)

(a)	The first quarter of 2009 included a $98 million pretax gain from the mark-to-market adjustment related to our remaining BlackRock LTIP common shares obligation and resulted from the decrease in the market value of BlackRock common shares up to the February 27, 2009 restructuring of our ownership of BlackRock common and preferred equity. The comparable amounts for the fourth quarter of 2008 and first quarter of 2008 were pretax gains of $177 million and $37 million, respectively.
(b)	The impact of the gain was $23 million after taxes.
(c)	Conforming provision for credit losses.

NET SECURITIES GAINS (LOSSES)

	Three months ended
In millions	March 31 2009 (d)	December 31 2008	March 31 2008
Net other-than-temporary impairments	$(149)	$(174)
Net gains on sales of securities	56	2	$41

Net securities gains (losses)	$(93)	$(172)	$41

TRADING REVENUE

	Three months ended
In millions	March 31 2009 (d)	December 31 2008	March 31 2008
Net interest income	$19	$14	$16
Noninterest income	(11)	22	(76)

Total trading revenue	$8	$36	$(60)

Securities underwriting and trading (e)	$11	$(14)	$(9)
Foreign exchange	20	21	16
Financial derivatives	(23)	29	(67)

Total trading revenue	$8	$36	$(60)

(d)	Includes the impact of National City, which we acquired on December 31, 2008.
(e)	Includes changes in fair value for certain loans accounted for at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	March 31 2009 (b)	December 31 2008 (b)	September 30 2008	June 30 2008	March 31 2008
Commercial
Retail/wholesale	$11,226	$11,482	$6,223	$6,451	$6,343
Manufacturing	12,796	13,263	5,793	5,438	5,279
Other service providers	8,674	9,038	4,037	3,793	3,677
Real estate related (a)	8,926	9,107	6,308	6,259	5,854
Financial services	5,050	5,194	1,730	1,585	1,521
Health care	3,079	3,201	1,683	1,685	1,630
Other	15,446	17,935	6,864	5,987	5,538

Total commercial	65,197	69,220	32,638	31,198	29,842

Commercial real estate
Real estate projects	16,830	17,176	6,617	6,534	6,444
Commercial mortgage	8,590	8,560	3,047	2,912	2,603

Total commercial real estate	25,420	25,736	9,664	9,446	9,047

Equipment lease financing	6,300	6,461	2,613	2,564	2,491

TOTAL COMMERCIAL LENDING	96,917	101,417	44,915	43,208	41,380

Consumer
Home equity
Lines of credit	24,112	24,024	7,619	7,280	6,893
Installment	12,934	14,252	7,273	7,455	7,422
Education	5,127	4,211	2,672	2,138	2,048
Automobile	1,737	1,667	1,606	1,590	1,533
Credit card and other unsecured lines of credit	3,148	3,163	511	474	441
Other	4,910	5,172	1,831	1,848	1,786

Total consumer	51,968	52,489	21,512	20,785	20,123

Residential real estate
Residential mortgage	19,661	18,783	8,356	8,604	8,821
Residential construction	2,827	2,800	401	443	478

Total residential real estate	22,488	21,583	8,757	9,047	9,299

TOTAL CONSUMER LENDING	74,456	74,072	30,269	29,832	29,422

Total	$171,373	$175,489	$75,184	$73,040	$70,802

Details of Loans Held for Sale (Unaudited)
In millions	March 31 2009 (b)	December 31 2008 (b)	September 30 2008	June 30 2008	March 31 2008
Commercial mortgage	$1,646	$2,158	$1,505	$1,864	$2,268
Residential mortgage	2,244	1,962	99	102	112
Other	155	246	318	322	136

Total	$4,045	$4,366	$1,922	$2,288	$2,516

(a)	Includes loans to customers in the real estate and construction industries.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended—in millions	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Beginning balance	$3,917	$1,053	$988	$865	$830
Charge-offs:
Commercial	(208)	(109)	(51)	(71)	(70)
Commercial real estate	(107)	(70)	(60)	(24)	(11)
Equipment lease financing	(23)	(1)	1	(2)	(1)
Consumer	(126)	(43)	(39)	(33)	(28)
Residential real estate	(48)	(4)	(2)

Total charge-offs	(512)	(227)	(151)	(130)	(110)
Recoveries:
Commercial	16	13	21	11	8
Commercial real estate	5	3	4	3
Equipment lease financing	5			1
Consumer	27	4	4	3	4
Residential real estate	28

Total recoveries	81	20	29	18	12
Net charge-offs:
Commercial	(192)	(96)	(30)	(60)	(62)
Commercial real estate	(102)	(67)	(56)	(21)	(11)
Equipment lease financing	(18)	(1)	1	(1)	(1)
Consumer	(99)	(39)	(35)	(30)	(24)
Residential real estate	(20)	(4)	(2)

Total net charge-offs	(431)	(207)	(122)	(112)	(98)
Provision for credit losses (a)	880	990	190	186	151
Acquired allowance—National City and Sterling	(83)	2,224		20
Net change in allowance for unfunded loan commitments and letters of credit (b)	16	(143)	(3)	29	(18)

Ending balance	$4,299	$3,917	$1,053	$988	$865

Supplemental Information
Net charge-offs to average loans (For the three months ended)	1.01%	1.09%	.66%	.62%	.57%
Allowance for loan and lease losses to total loans	2.51	2.23	1.40	1.35	1.22
Commercial lending net charge-offs	$(312)	$(164)	$(85)	$(82)	$(74)
Consumer lending net charge-offs	(119)	(43)	(37)	(30)	(24)

Total net charge-offs	$(431)	$(207)	$(122)	$(112)	$(98)

Net charge-offs to average loans
Commercial lending	1.27%	1.45%	.78%	.77%	.73%
Consumer lending	.65	.57	.49	.41	.34

(a)	Amounts include integration costs (conforming provision for credit losses) of $504 million in the fourth quarter of 2008 related to National City and $23 million in the second quarter of 2008 related to Sterling.
(b)	Fourth quarter of 2008 includes $154 million related to the National City conforming provision for credit losses.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended—in millions	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Beginning balance	$344	$127	$124	$152	$134
Acquired allowance—National City and Sterling		74		1
Net change in allowance for unfunded loan commitments and letters of credit	(16)	143	3	(29)	18

Ending balance	$328	$344	$127	$124	$152

Net Unfunded Commitments
In millions	March 31 2009 (c)	December 31 2008 (c)	September 30 2008	June 30 2008	March 31 2008
Net unfunded commitments	$102,821	$104,888	$57,094	$51,558	$52,426

(c)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	March 31 2009 (a)	December 31 2008 (a)	September 30 2008	June 30 2008	March 31 2008
Nonaccrual loans
Commercial
Retail/wholesale	$149	$88	$72	$58	$32
Manufacturing	334	141	45	34	47
Other service providers	224	114	76	66	68
Real estate related (b)	226	151	92	70	63
Financial services	58	23	15	10	16
Health care	104	37	8	7	4
Other	119	22	5	8	8

Total commercial	1,214	576	313	253	238

Commercial real estate
Real estate projects	1,012	659	391	330	251
Commercial mortgage	200	107	49	35	22

Total commercial real estate	1,212	766	440	365	273

Equipment lease financing	121	97	3	4	3

TOTAL COMMERCIAL LENDING	2,547	1,439	756	622	514

Consumer
Home equity	75	66	22	21	18
Other	24	4	3	3	1

Total consumer	99	70	25	24	19
Residential real estate
Residential mortgage	299	139	60	48	37
Residential construction	15	14		1	1

Total residential real estate	314	153	60	49	38

TOTAL CONSUMER LENDING	413	223	85	73	57

Other	12

Total nonaccrual loans	2,960	1,662	841	695	571
Restructured loans					2

Total nonperforming loans	2,960	1,662	841	695	573
Foreclosed assets
Commercial lending	41	34	5	8	19
Consumer lending	465	469	29	30	23

Total foreclosed assets	506	503	34	38	42

Total nonperforming assets	$3,466	$2,165	$875	$733	$615

Nonperforming loans to total loans	1.73%	.95%	1.12%	.95%	.81%
Nonperforming assets to total loans and foreclosed assets	2.02	1.23	1.16	1.00	.87
Nonperforming assets to total assets	1.21	.74	.60	.51	.44
Allowance for loan and lease losses to nonperforming loans	145	236	125	142	151

(a)	Amounts at March 31, 2009 and December 31, 2008 include $1.518 billion and $722 million, respectively, of nonperforming assets related to National City, which excluded those loans that we impaired in accordance with AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer.
(b)	Includes loans related to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions
January 1, 2009	$2,165
Transferred in	1,760
Charge-offs/valuation adjustments	(277)
Principal activity including payoffs	(142)
Returned to performing	(20)
Sales	(20)

March 31, 2009	$3,466

Largest Individual Nonperforming Assets at March 31, 2009 (a)

In millions
Ranking	Outstandings	Industry
1	$65	Healthcare
2	36	Manufacturing
3	34	Construction
4	32	Mining
5	29	Manufacturing
6	26	Real estate rental and leasing
7	25	Real estate rental and leasing
8	25	Real estate rental and leasing
9	24	Real estate rental and leasing
10	24	Air transportation

Total	$320

As a percent of total nonperforming assets	9%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Descriptions (Unaudited)

Beginning in the first quarter of 2009, we have three new reportable business segments as further described below: Asset Management Group, Residential Mortgage Banking, and Distressed Assets Portfolio. These new segments result from our December 31, 2008 acquisition of National City. In addition to these new segments, we continue to report our existing business segments: Retail Banking, Corporate & Institutional Banking, BlackRock and Global Investment Servicing. We have reclassified certain prior period amounts of our existing business segments to reflect the impact of the new segments and other changes to our business and management structure.

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, the call center and the Internet. The branch network is located primarily in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Delaware, Ohio, Kentucky, Indiana, Illinois, Michigan, Missouri, Florida, and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth and institutional asset management clients. Personal wealth management products and services include customized investment management, financial planning, private banking, tailored credit solutions as well as trust management and administration for affluent individuals and families. Institutional asset management provides investment management, custody, and retirement planning services. The clients served include corporations, unions and charitable endowments and foundations, located primarily in our geographic footprint. This segment includes the asset management businesses acquired with National City and the legacy PNC wealth management business previously included in Retail Banking.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically underwritten to third party standards and sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, Federal Home Loan Banks and third-party investors) with servicing retained. The mortgage servicing operation performs all functions related to servicing first mortgage loans for various investors. Certain loans originated through our joint ventures are serviced by a joint venture partner.

Global Investment Servicing is a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers, and financial advisors worldwide. Securities services include custody, securities lending, and accounting and administration for funds registered under the Investment Company Act of 1940 and alternative investments. Investor services include transfer agency, subaccounting, banking transaction services, and distribution. Financial advisor services include managed accounts and information management. This business segment services shareholder accounts both domestically and internationally. International locations include Ireland, Poland and Luxembourg.

BlackRock is one of the largest publicly traded investment management firms in the United States. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment separate accounts and funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services globally to institutional investors. At March 31, 2009, our share of BlackRock’s earnings was approximately 31.5%.

Distressed Assets Portfolio includes residential real estate development loans, cross-border leases, subprime residential mortgage loans, brokered home equity loans and certain other residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended
In millions	March 31 2009 (c)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Earnings (Loss)
Retail Banking	$56	$69	$36	$81	$137
Corporate & Institutional Banking	374	(54)	89	159	25
Asset Management Group	38	22	27	34	37
Residential Mortgage Banking	226
Global Investment Servicing	10	25	34	33	30
Distressed Assets Portfolio	23
Other, including BlackRock (b) (d) (e)	(197)	(308)	73	210	155

Total consolidated net income (loss)	$530	$(246)	$259	$517	$384

Revenue
Retail Banking	$1,445	$668	$661	$659	$741
Corporate & Institutional Banking	1,314	530	440	566	315
Asset Management Group	255	129	142	147	145
Residential Mortgage Banking	527
Global Investment Servicing (f)	190	214	237	237	228
Distressed Assets Portfolio	377
Other, including BlackRock (b) (d)	(237)	135	174	430	392

Total consolidated revenue	$3,871	$1,676	$1,654	$2,039	$1,821

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change. See page 11 regarding changes to our business segments in the first quarter of 2009.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2009 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes the impact of National City, which we acquired on December 31, 2008.
(d)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and those related to Hilliard Lyons prior to its March 31, 2008 sale, integration costs, asset and liability management activities including net securities gains or losses and certain trading activities, equity management activities, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(e)	The $504 million conforming provision for credit losses related to the National City acquisition was included in this business segment for the fourth quarter of 2008.
(f)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

	March 31 2009 (g)	December 31 2008 (g)	September 30 2008	June 30 2008	March 31 2008
Period-end Employees
Full-time employees
Retail Banking	22,415	9,304	9,160	9,450	8,867
Corporate & Institutional Banking	4,479	2,294	2,305	2,310	2,218
Asset Management Group	3,216	1,849	1,835	1,853	1,777
Residential Mortgage Banking	3,819
Global Investment Servicing	4,732	4,934	4,969	4,946	4,865
Distressed Assets Portfolio	124
Other
Operations & Technology	9,243	4,491	4,452	4,572	4,394
Staff Services and other	3,830	2,441	2,502	2,536	2,371

Total Other	13,073	6,932	6,954	7,108	6,765

Total full-time employees	51,858	25,313	25,223	25,667	24,492

Retail Banking part-time employees	5,376	2,347	2,340	2,352	2,304
Other part-time employees	1,561	561	566	586	539

Total part-time employees	6,937	2,908	2,906	2,938	2,843

Total National City legacy employees (a)		31,374

Total	58,795	59,595	28,129	28,605	27,335

The period-end employee statistics disclosed for each PNC legacy business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Sterling legacy employees are included in the Retail Banking, Corporate & Institutional Banking and Other businesses at March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008. Global Investment Servicing statistics are presented on a legal entity basis.

(g)	National City’s legacy employees are included in the aggregate at December 31, 2008 but are included in the individual business segments as appropriate at March 31, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
INCOME STATEMENT
Net interest income	$928	$398	$394	$395	$405
Noninterest income
Service charges on deposits	219	98	93	89	79
Brokerage	61	39	41	37	35
Consumer services	208	105	106	106	99
Other	29	28	27	32	123

Total noninterest income	517	270	267	264	336

Total revenue	1,445	668	661	659	741
Provision for credit losses	303	88	134	72	94
Noninterest expense	1,063	463	462	452	422

Pretax earnings	79	117	65	135	225
Income taxes	23	48	29	54	88

Earnings	$56	$69	$36	$81	$137

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$27,631	$13,430	$13,320	$13,241	$13,056
Indirect	4,119	2,070	2,034	2,071	2,026
Education	4,882	2,756	2,348	2,088	844
Credit cards	2,113	304	269	245	239
Other	1,858	473	473	481	446

Total consumer	40,603	19,033	18,444	18,126	16,611
Commercial and commercial real estate	12,923	5,039	5,103	5,031	5,349
Floor plan	1,510	994	919	1,039	1,017
Residential mortgage	2,252	1,914	1,995	2,074	2,132

Total loans	57,288	26,980	26,461	26,270	25,109
Goodwill and other intangible assets	5,807	5,328	5,335	5,208	4,894
Other assets	3,263	1,296	1,384	1,301	2,601

Total assets	$66,358	$33,604	$33,180	$32,779	$32,604

Deposits
Noninterest-bearing demand	$15,819	$9,075	$9,390	$9,374	$8,922
Interest-bearing demand	17,900	8,195	8,116	8,181	7,800
Money market	38,730	18,635	17,475	16,905	15,846

Total transaction deposits	72,449	35,905	34,981	34,460	32,568
Savings	6,461	2,637	2,719	2,775	2,593
Certificates of deposit	56,355	15,820	15,558	15,992	15,832

Total deposits	135,265	54,362	53,258	53,227	50,993
Other liabilities	1,651	362	400	366	410
Capital	8,415	3,420	3,354	3,350	3,213

Total funds	$145,331	$58,144	$57,012	$56,943	$54,616

PERFORMANCE RATIOS
Return on average capital	3%	8%	4%	10%	17%
Noninterest income to total revenue	36	40	40	40	45
Efficiency	74	69	70	69	57

(a)	See note (a) on page 12. Certain prior period amounts have been reclassified to reflect the impact of our new business segments and other changes in our business and management structure.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
OTHER INFORMATION (b)
Credit-related statistics:
Commercial nonperforming assets	$194	$122	$131	$121	$94
Consumer nonperforming assets	86	68	48	42	37

Total nonperforming assets	$280	$190	$179	$163	$131

Commercial net charge-offs	$83	$48	$17	$31	$43
Consumer net charge-offs	124	36	32	28	22

Total net charge-offs	$207	$84	$49	$59	$65

Commercial annualized net charge-off ratio	2.33%	3.17%	1.12%	2.05%	2.72%
Consumer annualized net charge-off ratio	1.17%	.68%	.62%	.56%	.47%
Total annualized net charge-off ratio	1.47%	1.24%	.74%	.90%	1.04%

Other statistics:
ATMs	6,402	4,041	4,018	4,015	3,903
Branches (c)	2,585	1,141	1,135	1,146	1,089

Home equity portfolio credit statistics:
% of first lien positions (d)	25%	37%	38%	38%	38%
Weighted average loan-to-value ratios (d)	74%	73%	73%	72%	72%
Weighted average FICO scores (e)	727	726	726	725	724
Annualized net charge-off ratio	.34%	.58%	.54%	.50%	.34%
Loans 90 days past due	.65%	.62%	.49%	.49%	.45%

Checking-related statistics:
Retail Banking checking relationships (f)	5,134,000	2,402,000	2,400,000	2,296,000	2,274,000

Brokerage statistics:
Financial consultants (g)	658	414	402	394	387
Full service brokerage offices	43	23	23	24	24
Brokerage account assets (billions)	$26	$15	$16	$18	$18

Managed credit card loans:
Loans held in portfolio	$2,104	$330	$286	$255	$239
Loans securitized	1,824

Total managed credit card loans	$3,928	$330	$286	$255	$239

Net charge-offs:
Securitized credit card loans	$31
Managed credit card loans	$79	$3	$3	$2	$2

Net charge-offs as % of average loans (annualized):
Securitized credit card loans	6.89%
Managed credit cad loans	8.15%	3.93%	4.44%	3.28%	3.37%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended.
(c)	Excludes certain satellite branches that provide limited products and/or services.
(d)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(e)	Represents the most recent FICO scores we have on file.
(f)	Amounts as of March 31, 2009 include the impact of National City prior to application system conversions. These amounts may be refined subsequent to system conversions.
(g)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
INCOME STATEMENT
Net interest income	$1,040	$364	$322	$324	$304
Noninterest income
Corporate service fees	219	127	169	154	133
Other	55	39	(51)	88	(122)

Noninterest income	274	166	118	242	11

Total revenue	1,314	530	440	566	315
Provision for credit losses	285	381	51	87	56
Noninterest expense	454	253	267	239	245

Pretax earnings (loss)	575	(104)	122	240	14
Income taxes (benefit)	201	(50)	33	81	(11)

Earnings (loss)	$374	$(54)	$89	$159	$25

AVERAGE BALANCE SHEET
Loans
Corporate (c)	$52,510	$23,271	$22,149	$21,929	$20,315
Commercial real estate	15,593	6,043	5,767	5,381	5,138
Commercial—real estate related	4,267	3,233	3,085	3,029	2,845
Asset-based lending	7,025	5,556	5,321	5,241	4,974

Total loans (c)	79,395	38,103	36,322	35,580	33,272
Goodwill and other intangible assets	3,376	3,210	3,172	3,151	3,061
Loans held for sale	1,712	1,701	1,897	2,204	2,418
Other assets	8,565	6,999	5,963	5,928	6,269

Total assets	$93,048	$50,013	$47,354	$46,863	$45,020

Deposits
Noninterest-bearing demand	$17,571	$9,144	$8,224	$8,082	$8,165
Money market	8,118	6,059	5,905	5,843	5,459
Other	7,415	3,583	3,151	2,960	2,815

Total deposits	33,104	18,786	17,280	16,885	16,439
Other liabilities	11,263	6,101	5,094	4,848	5,599
Capital	6,169	3,388	3,188	2,857	2,911

Total funds	$50,536	$28,275	$25,562	$24,590	$24,949

PERFORMANCE RATIOS
Return on average capital	25%	(6)%	6%	7%	1%
Noninterest income to total revenue	21	31	27	43	3
Efficiency	35	48	61	42	78

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$249	$247	$248	$244	$243
Acquisitions/additions	26	7	7	11	5
Repayments/transfers	(6)	(5)	(8)	(7)	(4)

End of period	$269	$249	$247	$248	$244

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$275	$149	$141	$137	$137
Capital Markets	$43	$76	$80	$104	$76
Commercial mortgage sales, securitizations and valuations (e)	$22	$35	$(56)	$49	$(143)
Commercial mortgage loan servicing (f)	72	19	55	56	49

Commercial mortgage banking activities	$94	$54	$(1)	$105	$(94)
Total loans (g)	$77,485	$28,996	$28,232	$26,075	$24,981
Nonperforming assets (g)	$1,812	$1,173	$640	$516	$440
Net charge-offs	$169	$116	$69	$51	$32
Net carrying amount of commercial mortgage servicing rights (g)	$874	$654	$698	$681	$678

(a)	See note (a) on page 12. Certain prior period amounts have been reclassified to reflect the impact of our new business segments and other changes in our business and management structure.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	Includes lease financing.
(d)	Represents consolidated PNC amounts.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(g)	Presented as of period end. Amounts at December 31, 2008 do not include the impact of National City.

THE PNC FINANCIAL SERVICES GROUP, INC.

Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	March 31 2008
INCOME STATEMENT
Net interest income	$100	$36	$32	$31	$32
Noninterest income	155	93	110	116	113

Total revenue	255	129	142	147	145
Provision for credit losses	17	4		1	1
Noninterest expense	171	89	100	91	85

Pretax earnings	67	36	42	55	59
Income taxes	29	14	15	21	22

Earnings	$38	$22	$27	$34	$37

AVERAGE BALANCE SHEET
Loans
Consumer	$3,852	$2,289	$2,208	$2,088	$1,956
Commercial and commercial real estate	1,752	588	582	608	532
Residential mortgage	1,151	64	66	67	65

Total loans	6,755	2,941	2,856	2,763	2,553
Goodwill and other intangible assets	404	33	40	41	42
Other assets	246	165	194	175	200

Total assets	$7,405	$3,139	$3,090	$2,979	$2,795

Deposits
Noninterest-bearing demand	$1,261	$788	$1,038	$755	$851
Interest-bearing demand	1,543	728	661	724	688
Money market	3,327	2,123	1,942	1,898	1,453

Total transaction deposits	6,131	3,639	3,641	3,377	2,992
Certificates of deposit and other	1,292	684	746	456	468

Total deposits	7,423	4,323	4,387	3,833	3,460
Other liabilities	173	10	12	9	17
Capital	867	271	271	268	208

Total funds	$8,463	$4,604	$4,670	$4,110	$3,685

PERFORMANCE RATIOS
Return on average capital	18%	32%	40%	51%	72%
Noninterest income to total revenue	61	72	77	79	78
Efficiency	67	69	70	62	59

OTHER INFORMATION
Total nonperforming assets (c)	$68	$5	$3	$3	$5
Total net charge-offs	$11		$1		$1

ASSETS UNDER ADMINISTRATION (in billions) (c) (d)

Assets under management
Personal	$59	$38	$44	$46	$46
Institutional	37	19	20	21	20

Total	$96	$57	$64	$67	$66

Asset Type
Equity	$38	$26	$34	$36	$36
Fixed income	32	19	18	18	17
Liquidity/Other	26	12	12	13	13

Total	$96	$57	$64	$67	$66

Nondiscretionary assets under administration
Personal	$26	$23	$28	$29	$30
Institutional	94	64	77	81	80

Total	$120	$87	$105	$110	$110

Asset Type
Equity	$41	$34	$43	$47	$46
Fixed income	25	19	25	26	26
Liquidity/Other	54	34	37	37	38

Total	$120	$87	$105	$110	$110

(a)	See note (a) on page 12. Prior period amounts reflect the legacy PNC wealth management business previously included in Retail Banking.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	As of period-end.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Residential Mortgage Banking (Unaudited) (a)

Dollars in millions, except as noted Three months ended	March 31 2009
INCOME STATEMENT
Net interest income	$87
Noninterest income
Loan servicing revenue	261
Loan sales revenue	175
Other	4

Total noninterest income	440

Total revenue	527
Provision for (recoveries of) credit losses	(9)
Noninterest expense	173

Pretax earnings	363
Income taxes	137

Earnings	$226

AVERAGE BALANCE SHEET
Portfolio loans	$1,429
Loans held for sale	2,693
Mortgage servicing rights	1,164
Other assets	1,922

Total assets	$7,208

Deposits and other borrowings	$4,761
Other liabilities	1,566
Capital	1,492

Total available funds	$7,819

PERFORMANCE RATIOS
Return on average capital	61%
Efficiency	33%

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$168
Fixed rate	87%
Adjustable rate/balloon	13%
Weighted average interest rate	5.99%
MSR capitalized value (in billions)	$1.0
MSR capitalization value (in basis points)	62
Weighted average servicing fee (in basis points)	30
Net MSR hedging gains	$202
Loan origination volume (in billions)	$6.9
Percentage of originations represented by:
Agency and government programs	97%
Purchased volume	17%

(a)	See note (a) on page 12.
(b)	As of March 31, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.

Global Investment Servicing (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008
INCOME STATEMENT
Servicing revenue	$205	$222	$243	$244	$238
Operating expense	175	174	187	186	181

Operating income	30	48	56	58	57
Debt financing	5	8	7	8	11
Nonoperating income (b)	(10)		1	1	1

Pretax earnings	15	40	50	51	47
Income taxes	5	15	16	18	17

Earnings	$10	$25	$34	$33	$30

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,297	$1,301	$1,306	$1,305	$1,311
Other assets	1,182	3,977	3,195	1,301	1,388

Total assets	$2,479	$5,278	$4,501	$2,606	$2,699

Debt financing	$825	$850	$885	$935	$986
Other liabilities	959	3,737	2,927	1,005	1,070
Shareholder’s equity	695	691	689	666	643

Total funds	$2,479	$5,278	$4,501	$2,606	$2,699

PERFORMANCE RATIOS
Return on average equity	6%	14%	20%	20%	19%
Operating margin (c)	15	22	23	24	24

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(d)
Domestic	$645	$764	$806	$862	$875
Offshore	67	75	101	126	125

Total	$712	$839	$907	$988	$1,000

Asset type (in billions)(d)
Money market	$345	$431	$387	$400	$413
Equity	199	227	308	358	358
Fixed income	99	103	116	126	128
Other	69	78	96	104	101

Total	$712	$839	$907	$988	$1,000

Custody fund assets (in billions)	$361	$379	$415	$471	$476

Shareholder accounts (in millions)
Transfer agency	13	14	17	19	19
Subaccounting	62	58	56	55	57

Total	75	72	73	74	76

(a)	See note (a) on page 12.
(b)	Net of nonoperating expense.
(c)	Total operating income divided by servicing revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Distressed Assets Portfolio (Unaudited) (a)

Dollars in millions, except as noted Three months ended	March 31 2009
INCOME STATEMENT
Net interest income	$364
Noninterest income	13

Total revenue	377
Provision for credit losses	259
Noninterest expense	80

Pretax earnings	38
Income taxes	15

Earnings	$23

AVERAGE BALANCE SHEET
Commercial lending:
Commercial	$197
Commercial real estate
Real estate projects	3,265
Commercial mortgage	127
Equipment lease financing	858

Total commercial lending	4,447
Consumer lending:
Consumer:
Home equity lines of credit	5,312
Home equity installment loans	2,530
Other consumer	7

Total consumer	7,849
Residential real estate:
Residential mortgage	6,118
Residential construction	4,894

Total residential real estate	11,012

Total consumer lending	18,861

Total portfolio loans	$23,308

Deposits	$45
Other liabilities	264
Capital	2,592

Total funds	$2,901

OTHER INFORMATION
Nonperforming assets (b)	$933
Impaired loans (in billions) (b)	$8.5
Net charge-offs	$51
Net charge-offs as a percentage of portfolio loans (annualized)	.89%
Total loans (in billions) (b)	$22.2

(a)	See note (a) on page 12.
(b)	As of March 31, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accounting/administration net fund assets—Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets—Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized—Adjusted to reflect a full year of activity.

Assets under management—Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point—One hundredth of a percentage point.

Charge-off—Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or, if the market value is less than its carrying amount, by the amount of that difference.

Common shareholders’ equity to total assets—Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread—The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets—Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives—Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Distressed loan portfolio—Includes residential real estate development loans, cross-border leases, subprime residential mortgage loans, brokered home equity loans and certain other residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

Duration of equity—An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets—Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; other short-term investments; loans held for sale; loans; investment securities; and certain other assets.

Economic capital—Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

THE PNC FINANCIAL SERVICES GROUP, INC.

Effective duration—A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency—Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value—The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing—A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts—Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP—Accounting principles generally accepted in the United States of America.

Impaired loans—Acquired loans determined to be credit impaired under AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Investment securities—Collectively, securities available for sale and securities held to maturity.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR—Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits—A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin—Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration—Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue—Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets—Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans—Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount—A number of currency units, shares, or other units specified in a derivatives contract.

THE PNC FINANCIAL SERVICES GROUP, INC.

Operating leverage—The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Other-than-temporary impairment—When the fair value of a debt security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However, if we do not intend to sell the security and it is not more likely that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pre-tax pre-provision earnings—Total revenue less noninterest expense.

Recovery—Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans—Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Return on average assets—Annualized net income divided by average assets.

Return on average capital—Annualized net income divided by average capital.

Return on average common shareholders’ equity—Annualized net income less preferred stock dividends divided by average common shareholders’ equity.

Return on average tangible common shareholders’ equity—Annualized net income less preferred stock dividends divided by average common shareholders’ equity less goodwill and other intangible assets (net of deferred taxes for both taxable and nontaxable combinations), and excluding mortgage servicing rights.

Risk-weighted assets—Primarily computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization—The process of legally transforming financial assets into securities.

Servicing rights—An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Tangible common equity ratio—Period-end common shareholders’ equity less goodwill and other intangible assets (net of deferred taxes), and excluding mortgage servicing rights, divided by period-end assets less goodwill and other intangible assets (net of deferred taxes), and excluding mortgage servicing rights.

THE PNC FINANCIAL SERVICES GROUP, INC.

Taxable-equivalent interest—The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital—Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced—Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits—The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve—A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.